EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Bioheart, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Howard J. Leonhardt, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report together with the information presented in the Company’s annual report on 10-K, filed with the Securities and Exchange Commission on April 15, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report together with the information presented in the Company’s annual report on 10-K, filed with the Securities and Exchange Commission on April 15, 2009, fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Howard J. Leonhardt
Howard J. Leonhardt
April 30, 2009		Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.